EXHIBIT 4.16.3

February 17, 1999

Ed Pollock, Esq.
Able Telcom Holding Corp.
1601 Forum Place, Suite 1110
West Palm Beach, FL 33401

Dear Ed:

This letter is to confirm our conversations regarding our investment in Able Telcom Holding Corp. (the "Company") .The Company acknowledges and agrees that the Registration Statement has not been declared effective as required by the Registration Rights Agreement; that a Triggering Event therefore occurred on October 28, 1998; and that under the Registration Rights Agreement Palladin Securities L.L.C., Halifax Fund, L.P., Palladin Partners I, L.P., The Gleneagles Fund Company, Palladin Overseas Fund Limited and Colonial Penn Life Insurance Company (collectively, the "Pa1ladin Investors") have the right to redeem their Preferred Shares in accordance with the terms of the Articles of Amendment, and that such right of redemption shall remain in effect until the shares of Preferred Stock are converted or redeemed in accordance with the terms of the Articles of Amendment. The Company further acknowledges that the circumstances described in Section 3 (d) (viii) (x) of the Articles of Amendment and Section 2(b) (i) of the Registration Rights Agreement are applicable because the Company failed to obtain effectiveness of the Registration Statement on or prior to October 28, 1998. Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Registration Rights Agreement, the Articles of Amendment or the Convertible Preferred Stock Purchase Agreement.

         The Company has determined that it is in its best interest for the parties to agree that:

1. The Company shall use its best efforts to cause the registration of the Shares pursuant to the terms of the Registration Rights Agreement within 90 days of the date hereof (the "Registration Period");

2. The undersigned hereby waives, to the extent provided herein, all outstanding defaults under the terms of the Series B Preferred Stock and the Registration Rights Agreement and hereby withdraws its previous Notice of Redemption at Option of Holder Upon Triggering Event delivered to Able on or about January 19, 1999;

3. The undersigned hereby agrees that it will not during the Registration Period attempt to exercise any default remedy it may have under the Registration Rights Agreement; and

4. The Company agrees if necessary, to permit and to facilitate the understanding set forth in Section 2.11 of the Securities Purchase Agreement between Cotton Communications, Inc. and the Palladin Investors, dated even date herewith, including, without limitation, by amending the Company's Articles of Amendment.

         By signifying its agreement to the foregoing, the parties agree that the Palladin Investors do not waive any other rights they may have under the Articles of Amendment, the Registration Rights Agreement, the Preferred Stock Purchase Agreement or any other agreement between the Company and the Palladin Investors. Specifically, if Effective Registration has not occurred during the Registration Period, the waiver in Section 2 above

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shall no longer be in effect and the Pal1adin Investors shall have all rights and remedies they would have had as if this Agreement had never been entered into by the parties.

         Please indicate your agreement to the foregoing by signing in the space provided.

                               Sincerely,

                               HALIFAX FUND, L.P.
                               THE GLENEAGLES FUND COMPANY
                               PALLADIN OVERSEAS FUND LIMITED
                               COLONIAL PENN LIFE INSURANCE

                               By:      _________________________
                                        By:      The Palladin Group, L. P. as
                                        Attorney-in-Fact and Investment Advisor
                                        By:
                                        Title:

                               PALLADIN SECURITIES L.L.C.

                               By:      ________________________
                                        Name:
                                        Title:

                               PALLADIN PARTNERS I, L.P.

                               By:      ________________________
                                        By:  Palladin Asset Management L.L.C. as
                                        Attorney-in-Fact
                                        By:
                                        Title:

Accepted and Agreed to:

ABLE TELCOM HOLDING CORP.

By:      _______________________
         Name:
         Title: